Exhibit 10.14
Construction Agreement
(Summary English Translation)
Employer: Chongqing Foguang Tourism Development (Group) Co., Ltd.
Contractor: Chongqing Hongxing Construction Co., Ltd.
The parties enter into the following agreement in accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and other relevant laws and regulations.
I.	Project Overview
Name of Project: Gui Yuan Cemetery, Liyi Garden
Project Location: QianFo Village, Changshou District, Chongqing
Project: See construction design drawings and reports
Method of Financing: Self-financed

II.	Scope of Project See construction design drawings and reports

III.	Term of Contract Constructional work will commence on November 4, 2009 and complete on May 24, 2010. Term of contract is 200 days.

IV.	Quality Standard quality control applies.

V.	Contract Price RMB 1,136,000,000

VI.	Exhibits:
1.	Notice of Tender Award

2.	Book of Tender

3.	Special Agreement Terms

4.	Common Agreement Terms

5.	Technical Standards and Guidance

6.	Design Drawings

7.	List of Projects

8.	Quotes and Budget
VII.	The terms in this Agreement will apply the definitions in the Common Agreement Terms.

VIII.	The Contractor shall agree to start and complete the project under the terms and conditions of this Agreement and shall be liable for any quality issues occurred within the quality guarantee period.

IX.	The Employer shall pay Contractor the agreed price under the terms and conditions of this Agreement.

X.	Effect of Agreement

This Agreement is entered into on November 4, 2009 and effective upon signing with stamp of both parties.
Employer: /s/ Chongqing Foguang Tourism Development (Group) Co., Ltd.
Contractor: /s/ Chongqing Hongxing Construction Co., Ltd.
Memo:
Chongqing Foguang Tourism Development (Group) Co., Ltd. (the “Company”) has been a party of construction agreements with several contractors since 2006. The Company believes that Chongqing Hongxing Construction Co., Ltd. (“Chongqing Hongxing”) is superior to other contractors in terms of credibility, services and product quality. Therefore, the Company has chosen Chongqing Hongxing as its long-term contractor.